Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Re:	Ford Motor Company Registration Statements Nos. 2-95018, 2-95020,
33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238,
33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-55847, 33-58255,
33-61107, 33-62227, 33-64605, 33-64607, 333-02735, 333-20725, 333-27993,
333-28181, 333-31466, 333-37396, 333-37536, 333-37542, 333-38580,
333-38586, 333-40258, 333-40260, 333-46295, 333-47443, 333-47445,
333-47733, 333-49545, 333-49547, 333-52399, 333-56660, 333-57596,
333-57598, 333-58695, 333-58697, 333-58701, 333-61882, 333-61886,
333-65703, 333-70447, 333-71380, 333-72476, 333-72478, 333-74313,
333-85138, 333-86127, 333-87619, 333-87990, 333-100910, 333-101293,
333-104063, 333-104064, 333-105674, 333-110105, 333-113584,
333-113608, 333-115339, 333-115340, 333-123251, 333-123252, 333-126865 on Form S-8 and Nos. 333-67209 and 333-75214 on Form S-3.

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Company of our reports dated March 1, 2006, except for the effect of the restatement described in Note 28 of the Notes to the Financial Statements and the matter described in the penultimate paragraph of Management's Report on Internal Control Over Financial Reporting, as to which the date is November 14, 2006, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
November 14, 2006